Exhibit 10.6
10.6 Guarantee Agreement between Shandong Guangda Sun & Moon Grease
Co., Ltd and Rural Cooperative Bank of Dongping, Shandong, dated on March
15, 2011 for RMB 10 million Loan
•	Main Contents
•	Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Gao Di Zi (2010) No. 0026

•	Guarantor: Xuchun Wang

•	Guarantee: Rural Cooperative Bank of Dongping, Shandong

•
As guarantor, Shandong Guangda Sun & Moon Grease Co., Ltd undertakes to assume joint and several liabilities for Shandong Xiangrui Pharmacy Co., Ltd.’s indebtedness towards Rural Cooperative Bank of Dongping, Shandong under a Loan Agreement with Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Liu Jie Zi (2011 No. 0026) and a Loan Agreement with Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Liu Jie Zi (2011 No. 0027).

•	Secured Items: the loan principal, interest, penalty interest, damages, compensation and all the expenses incurred for Bank of Communications to realize its creditor’s right under Loan Agreement;

•	Liabilities of Breach of Contract: Guarantor shall compensate Warrantee any loss suffered from Shandong Xiangrui Pharmacy Co., Ltd.’s breach of contract.
•	Headlines of the articles omitted
•	Guaranty period

•	Commitment of guarantor

•	Assumption of guarantor’s responsibility

•	Dispute settlement

•	Miscellaneous

•	Effectiveness

•	Validity

•	Attention